[LOGO] LG.PHILIPS LCD [LOGO]

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENT THAT LG.Philips LCD Co., Ltd. (the "Company") a corporation duly organized and existing under the laws of Korea with its head office at 17th Floor, West Tower, LG Twin Towers, 20 Yoido-dong, Youngdungpo-gu, Seoul, Korea, and each person whose signature appears below constitutes and appoints Bon Joon Koo, Joint Representative Director, Vice-Chairman and Chief Executive Officer, Ron H. Wirahadiraksa, Joint Representative Director, Senior Executive Vice-President and Chief Financial Officer, Dong Joo Kim, Vice President of Finance and Risk Management Department and Jong Taig Hong, Senior Manager of Legal Team and any other person acting in such capacity, and each of them, as its true and lawful attorney-in-fact and agents of the Company and each such person with full power of substitution, for and in the name, place and stead of the Company and each such person, in any and all capacities, to take the following actions:

1. To sign the Registration Statements on Forms F-1 and F-6 under the Securities Act of 1933, as amended (the "1933 Act"), including any Registration Statements under Rule 462 of the 1933 Act, and a Registration Statement on Form 8-A under the Securities Exchange Act of 1934, as amended (the "1934 Act") (collectively the "Registration Statements"), relating to the registration of shares, plus any additional shares, of Common Stock in the form of Common Stock or American Depositary Shares pursuant to Rule 462(b) of the 1933 Act (the "Securities") of the Company and one or more amendments to any of the aforementioned Registration Statements (including, without limitation, post-effective amendments thereto and amendments or supplements to any prospectus, as relevant, contained therein) and to cause the same to be filed with or, where permitted, transmitted for filing to the United States Securities and Exchange Commission, together with such exhibits and other documents as may be necessary or appropriate;

2. To sign such applications, certificates, consents and other documents as may be necessary or appropriate from time to time in connection with the
      (x) listing of any or all of the Securities on one or more securities exchanges including, without limitation, the New York Stock Exchange Inc. and (y) qualification of the Securities under the securities law or Blue Sky laws of any states or other jurisdictions of the United States of America and to cause the same to be filed with such securities exchange or the securities or Blue Sky commissions of such states or other jurisdictions, as the case may be; and

3. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the foregoing.


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      IN WITNESS WHEREOF, each of the undersigned has executed this Power of
Attorney as of this eighteenth day of June, 2004.

     Name                           Title                         Signature


Ad Huijser            Chairman of the Board of Directors       /s/ Ad Huijser


Frans van Houten         Vice-Chairman of the Board of      /s/ Frans van Houten
                                  Directors


Woo Hyun Paik                      Director                  /s/ Woo Hyun Paik


Young Chan Kim                     Director                  /s/ Young Chan Kim


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